DATED THIS 2nd DAY OF FEBRUARY 2018

BETWEEN

SMARTAG INTERNATIONAL, INC.

AND

HONG KONG VANDER TRADE LIMITED

JOINT-VENTURE & SHAREHOLDERS' AGREEMENT

C O N T E N T S

CLAUSE HEADING PAGE

1. DEFINITIONS AND INTERPRETATION	1
2. CONDITIONS PRECEDENT	3
3. INCORPORATION OF THE COMPANY	3
4. SHAREHOLDINGS OF THE COMPANY	4
5. BUSINESS OF THE COMPANY	4
6. BOARD OF DIRECTORS	6
7. MANAGEMENT OF THE COMPANY	7
8. SALE OF SHARES TO THIRD PARTY	8
9. FINANCE	9
10. FORCE MAJEURE EVENTS	10
11. NOTICES	10
12. GENERAL	10
13. COSTS	11
14. GOVERNING LAW	13
15. DURATION	13

THIS AGREEMENT is made the 2nd day of February 2018

BETWEEN :-

(1)       Smartag International Inc., ("SII") a publicly listed corporation registered in the state of Nevada, United States of America and having its registered address at 3651 Lindell Road, STE D269, Las Vegas, NV 89103, USA of the first part;

AND

(2)       HongKong Vander Trade Limited, (“Vander”) a company incorporated in Hong Kong and having its address for correspondence at Unit 04, 7/F Bright Way Tower, No. 33 Mong Kook Road, Kowloon, Hong Kong of the second part.

WHEREAS :-

(A)	SII and VANDER had on January 1, 2016 entered into an e-Commerce Sourcing Agreement (the “Sourcing Agreement”) whereby the two parties agreed to operate on revenue share joint efforts whereby Vander was to source for a range of products primarily from China and SII had synergistic business in information technology and e-Commerce with a view of handling the logistics and supply chain and remittances from purchases on the major e-Commerce platforms in North America including Amazon, eBay and e-Walmart.
(B)	After more than two years under the Sourcing Agreement and thereby the two parties developed familiarity working with each other, the Parties hereto are desirous of co-operating further with each other in a joint-venture company to carry on the business of Fintech e-Commerce and Fintech related e-Money and e-remittance solutions to be incorporated jointly by SII and VANDER in Hong Kong.
(C)	Upon the signing of this Agreement, the Parties shall immediately cause the formation of the Company within two months from the date hereof whereupon the current Sourcing Agreement shall terminate and a new working relationship commences via the new joint venture company.

(B)       This Agreement sets out the terms and conditions under which the Parties will cause the Company to be incorporated and record the financial, managerial, administrative and other arrangements agreed between the Parties in relation to their participation in the Company and the manner in which the affairs of the Company will be regulated.

NOW IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS AND INTERPRETATION

1.2       In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings :-

"Agreed Proportion" means the percentage of the Parties' shareholdings in the issued share capital of the Company as set out in Clause 4.1 or such other proportion as will reflect the Parties' respective shareholding for the time being in the share capital of the Company.

"Associate" means a body incorporate or unincorporate in which a Party or any Director has an interest or participation whether directly or indirectly and whether by way of equity or otherwise.

"Board" means the Board of Directors of the Company.

"Business" means the business of the Company referred to in Clause 5.

"Business Day" means a day other than a Sunday or public holiday in Hong Kong.

"Company" means the company to be incorporated by the Parties under the name "Smartag e-Business Limited" or such other name as may be agreed by the Parties and approved by the Registrar of Companies.

"Directors" means the directors of the Company.

"HKD" and the sign "$" means the lawful currency of Hong Kong.

"Fundamental Resolutions" means any resolutions pertaining to a matter specified in Clauses 6.4 and 7.12.

"Memorandum and Articles of Association" means the Memorandum and Articles of Association of the Company in the form set out in Appendix A hereto.

"Parties" or "Party" means SII and VANDER and such one of them as the case may be.

"Shareholders" or "Shareholder" means SII and Vander or Roman Cai, as nominee for Vander and such one of them as the case may be.

"Shares" means the ordinary shares of $1 each in the capital of the Company.

1.3       References to Clauses, Recitals, Appendices and Schedules are to articles, recitals, appendices and schedules to this Agreement.

1.4       Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement so far as such modification or re-enactment applied or is capable of applying to any transactions entered into prior to subscription of Shares pursuant to Clause 4.1 hereof and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced.

1.5       Words denoting the singular number only shall include the plural number and vice versa.

1.6       Words denoting the masculine gender only shall include the feminine gender.

1.7       References to persons shall be deemed to include bodies incorporate or unincorporate.

1.8       The Recitals to this Agreement shall be and form an integral part of this Agreement.

1.9       Headings in this Agreement are for convenient reference only and shall not be used to construe or interpret this Agreement.

2.       CONDITIONS PRECEDENT

2.1       The obligations of the Parties under this Agreement are conditional upon the following matters being done, completed or obtained, as the case may be, prior to July 1, 2018 or such other date as the Parties may mutually agree :-

2.1.1       The formation of the Company and the setting up of the Bank Account in Hong Kong;

2.1.2       The approval of the directors and shareholders of SII, as may be necessary;

2.1.2	such other approvals (if any) as may be necessary from relevant competent authority having jurisdiction over the transactions described in this Agreement being obtained on terms (if any) acceptable to the Parties and not withdrawn or amended.

2.2       The Parties shall use their best endeavour to procure fulfilment of the conditions precedent referred to in Clause 2.1 and in particular shall furnish such information, supply such documents and do such act and thing as may be required to enable such conditions precedent to be fulfilled.

2.3       If any of the conditions precedent referred to in Clause 2.1 shall not be fulfilled by July 1,2018 or such other date as the Parties may mutually agree this Agreement shall ipso facto cease and determine and neither Party shall have any claim against the other for costs, damages, compensation or otherwise.

3.       INCORPORATION OF THE COMPANY

3.1       Forthwith upon the execution of this Agreement, but subject otherwise to the conditions precedent set out in Clause 2, the Parties shall procure the incorporation of the Company or the acquisition of a shell company in Hong Kong which shall be constituted under the terms of this Agreement.

3.2       The Company shall be incorporated with an authorised capital of at least $1,000,000 divided into 1,000,000 Shares of $1 each in the capital of the Company.

3.3       Upon the incorporation of the Company, the Parties shall procure to transfer the Shares subscribed by them to SII and VANDER respectively and shall procure the Directors to convene a meeting of the Board at which meeting the Directors shall approve:

3.3.1	the transfer to SII and VANDER of the Shares subscribed by their respective nominees pursuant to Clause 3.3;
3.3.2	the issue of certificates in respect of all such Shares transferred to and subscribed by SII and VANDER under the seal of the Company and in accordance with the Articles of Association.

4.       SHAREHOLDINGS OF THE COMPANY

4.1       Forthwith upon the incorporation of the Company, the Parties shall each make an unconditional application in writing to the Company for the subscription of the following number of Shares for with the percentage of that shareholding as compared to the total issued share capital as set out below ("the Agreed Proportion") :-

% IN THE ISSUED

NO. OF SHARES SHARE CAPITAL

TO BE SUBSCRIBED OF THE COMPANY

4.1.1	SII 700 70

4.1.2	VANDER 300 30

1,000        100%

4.2       The Partiers hereby agree that the shares for Vander may be held by Roman Cai, the founding and principle director of Vander and any of the above shares issued therein to Vander may be held under his name as a nominee for Vander.

4.3 The Parties further agree to recognise the debt due and owing to SII shall be transferred as goodwill to SII to be worth 70% of the shareholding of the Company whereas Vander shall be entitled to 30% of the shareholding of the Company by virtue of its contribution in terms of sourcing capability.

5.       BUSINESS OF THE COMPANY

Notwithstanding the Memorandum of Association the Company shall unless and until the Parties otherwise agree principally carry on the business of trading, sourcing and distribution of e-Commerce and related e-Business, Financial information technology and consultancy and management solutions ("the Business").

6.       BOARD OF DIRECTORS

6.1        The Chairman of the Board shall be one of the Directors nominated by the Party who for the time being as between the Parties shall have the larger shareholding in the capital of the Company. The Chairman shall have a casting vote at a meeting of the Board or at a general meeting of the Company.

6.2       If a Chairman shall during his term of such office for any reason cease to be a Director of the Company or be removed from the office of Chairman or have his appointment as Chairman otherwise terminated, the Party which had appointed him shall appoint forthwith his substitute.

6.3       Unless otherwise agreed to by all the Directors, at least 3 Business Days' prior written notice shall be given for all meetings of the Board and all adjournments thereof. No business shall be transacted at any meeting of the Board unless a quorum is present.

7       MANAGEMENT OF THE COMPANY

7.1       The Company shall be managed by the Board, but the day to day administration or management of the Company may be vested in a committee of Directors appointed by the Board who shall at all times be responsible and subject to the control of the Board.

7.2       The Parties shall at all times respectively endeavour to the best of their ability to promote the Business of the Company.

7.3       The Company shall at all times operate as an independent and natural entity.

8.       SALE OF SHARES TO THIRD PARTY

8.1       If a Party (in this Clause called the "Seller") shall wish to sell the Shares of the Seller to a third party the Seller may only sell such Shares in accordance with the following provisions of this Clause (and a Party shall not sell or otherwise deal in any way with its Shares other than in accordance with the provision of this Clause) :-

8.1.1	the Seller may sell the whole or part of its Shares but only in accordance with the provisions and in the manner hereinafter set out;

8.1.2	the Seller may sell its Shares only if it is not in default under this Agreement;

8.1.3	the Seller shall give notice in writing ("Sale Notice") to the other Party ("the Other Party") of its wish to sell any of its Shares specifying the price ("the Sale Price") the number of Shares to be sold ("the Sale Shares") and the terms on which it is willing to dispose of the Sale Shares;

8.1.4	within 30 days of the date of the giving to the Other Party of the Sale Notice the Other Party shall have the option to purchase all but not part of the Sale Shares at the Sale Price and on the terms specified in the Sale Notice [and where there are more than one purchasing party the number of Shares to be purchased shall be in the proportion (as nearly as circumstances permit) as the number of Shares held by the other parties inter-se in the capital of the Company];

8.1.5	upon the exercise of such option the Other Party shall pay to the Seller the Sale Price and in exchange therefor the Seller shall deliver and transfer to the Other Party full legal and beneficial title to the Sale Shares sold free (unless otherwise agreed) from encumbrances and the Seller shall execute and do all such documents acts and things as may be necessary to effect such delivery and transfer;

8.1.6	if the Other Party shall not exercise the option referred to in Clause 8.1.4, the Seller shall, within 90 days of the date of the giving of the Sale Notice referred to in Clause 8.1.3 (subject as hereinafter and in Clause 8.1.9 below provided) be at liberty to sell the whole (but not part) of the Sale Shares to a third party on terms no more favourable than those specified in the Sale Notice provided the transferee shall as a condition of such sale enter into an agreement supplemental hereto in terms reasonably satisfactory to the Other Party whereunder the transferee accepts and agrees to be bound by the terms of this Agreement (subject only to such variations, additions and other alterations as may be necessary to make such covenant consistent with this Agreement and this Agreement shall have full force and effect and shall be read and construed and be binding on such third party as if the terms of such covenants were inserted in this Agreement by way of addition or substitution or deletion as the case may be) and until the transferee is so bound the transfer shall not be registered in favour of the transferee;

8.1.7	notwithstanding the transfer of the Sale Shares the Seller shall remain liable and be responsible for the due discharge, performance and observance of all its liabilities and obligations, whether actual or contingent, arising out of or on or in respect of or in connection with this Agreement at any time up to and including the date of the transfer of the Sale Shares and, unless the Sale Shares constitute the whole of the Seller's Shares, the Seller shall continue to be bound by this Agreement;

8.1.8	the Seller shall remain entitled to all rights and benefits arising out of or on or in respect of or in connection with the Sale Shares up to and including the date of the transfer of the Sale Shares; and

8.1.9	if the Sale Shares are not sold to a third party within 90 days in accordance with Clause 8, any subsequent sale shall be made in accordance with the procedure described in this Clause.

8.2       In the event that any part of the Shares held by any of the Parties is at any time and from time to time transferred to a third party or parties, then it shall be the responsibility of the Party so transferring such Shares to make it a condition of such transfer whereby such transferee accepts and is bound by the terms of this Agreement (subject only to such variations, additions and other alterations as may be necessary to make such covenant consistent with this Agreement and this Agreement shall have full force and effect and shall be read and construed and be enforceable as if the terms of such covenant are inserted in this Agreement by way of addition or substitution or deletion as the case may be) and until such transferee is so bound the transfer shall not be effective.

8.3       Notwithstanding the provisions of this Clause 8 but subject to the provisions of Clause 8.2 a Shareholder may in the case of a company transfer the whole of its Shares to a company which is either its holding or subsidiary company or its holding company's wholly owned subsidiary.

9.       FINANCE

9.1       Each Shareholder shall use its best endeavour to procure that the funds required to finance the Business are met as far as practicable by borrowings from banks or financial institutions on the most favourable terms reasonably obtainable as to interest, repayment and security. Notwithstanding the foregoing, any Shareholder may at its discretion advance such funds to the Company on such commercial terms as may be agreed between the Company and that Shareholder.

9.2       In the event the Company is unable to procure any borrowings from banks or financial institutions or any Shareholder as aforesaid, the Shareholders shall use its best endeavour to advance or procure the advance of funds to the Company in the Agreed Proportion.

10.       FORCE MAJEURE EVENTS

In the event that any Party shall be rendered unable to carry out the whole or any part of its obligations under this Agreement for any reason beyond the control of that Party, including but not limited to decrees or restrains by governmental authorities, acts of God, force majeure, strikes, war, riot and any other causes of such nature, then the performance of the obligations hereunder of that Party or all the Parties as the case may be and as they are affected by such cause shall be excused during the continuance of any inability so caused, but such inability shall as far as possible be remedied with all reasonable despatch.

11.       NOTICES

11.1       Subject as otherwise provided in this Agreement, all notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post or by facsimile message addressed to the intended recipient thereof at its address or its facsimile number set out below (or to such other address or facsimile number as any party may from time to time notify the others for the purpose of this Clause).

11.2       Any notice, demand or communication shall be deemed to have been duly served :-

11.2.1	if delivered personally, on the day of delivery;

11.2.2	if sent by email on the day of the conclusion of transmission; and

11.2.3	if sent by registered letter, 5 Business Days after posting and in proving the same it shall be sufficient to show that the envelope containing the notice, demand or communication was duly addressed, stamped and posted.

11.3       The initial addresses and members of the Parties for the purposes of this Agreement are :-

11.3.1	SII : Smartag International, Inc.

3651 Lindell Road, STE D269, Las Vegas, NV 89103, USA

11.3.2	VANDER : HongKong Vander Trade Limited

Unit 04, 7/F Bright Way Tower, No. 33 Mong Kook Road, Kowloon, Hong Kong

Email:

12.       GENERAL

12.1	Release and Indulgence

12.1       Any liability to any of the Parties hereunder may in whole or in part be released, compounded or compromised by time or indulgence given by the other Parties in their absolute discretion without in any way prejudicing or affecting their rights against that Party.

12.1.2       No failure or delay on the part of any Party in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of such right or power preclude any other or further exercise of any other right or power hereunder.

12.2       Secrecy

12.2.1       The Parties undertake that they shall keep strictly secret and confidential all information of a proprietary nature relating to the operations of the Company.

12.2.2       Each of the Parties covenants with the other Party that it shall maintain strict confidence and secrecy of all information of a proprietary nature it shall receive, directly or otherwise, pursuant to this Agreement save and except such disclosure as are required to be made pursuant to law.

12.3.       Entire Agreement & Modifications

12.3.1       This Agreement and the agreements referred to herein embodies all the terms and conditions agreed upon amongst the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, amongst the Parties with respect to the subject matter hereof whether such be written or oral.

12.3.2       This Agreement shall not be altered, changed, supplemented, or amended except by written instruments signed by the Parties.

12.4       Parties not Partners

Nothing in this Agreement shall constitute a partnership among the Parties nor constitute one Party the general agents of the other Party and vice versa.

12.5       Prevalence of Agreement

This Agreement shall prevail over the Memorandum and Articles of Association for the time being of the Company to the extent of any inconsistencies that may arise between this Agreement and the Memorandum and Articles of Association. In the event of any inconsistency arising, the Parties shall forthwith cause such necessary alterations to be made to the Articles of Association as required to resolve such inconsistency.

12.6	Remedies

No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy available.

12.7	Further Assurance

The Parties shall co-operate with each other and execute and deliver to the other such other instruments and documents and take such other activities as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this Agreement.

12.8       No Assignment

12.8.1       Subject to the provisions of Clause 10 none of the Parties shall transfer or assign all or any of its rights obligations or benefits hereunder to any third party.

12.8.2       This Agreement shall be binding on the Parties and their respective successors and assigns.

13.       COSTS

Each of the Parties shall bear its own legal and other costs and expenses incurred in connection with this Agreement and the sale and purchase of the Shares.

14.       GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the Parties agree to be subject to the non-exclusive jurisdiction of the Courts in Hong Kong.

15.       DURATION

This Agreement shall remain in force between the Parties so long as both the Parties continue to hold Shares in the Company.

IN WITNESS WHEREOF the Parties have hereunto set their respective hands the day and year first above written.

SIGNED BY )

/s/ Lock Sen Yow )

for and on behalf of )

)

SMARTAG INTERNATIONAL, INC. )

)

SIGNED BY )

/s/ Yang Yecai )

for and on behalf of )

)

HONG KONG VANDER TRADE LTD )

)